Exhibit 99.1

Origin Materials Announces Appointment of Pam Haley as Interim Chief Financial Officer

WEST SACRAMENTO, Calif. (August 30, 2023) – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (NASDAQ: ORGN, ORGNW), the world’s leading carbon negative materials company with a mission to enable the world’s transition to sustainable materials, today announced the appointment of Pam Haley as interim Chief Financial Officer, effective September 1, 2023.

Ms. Haley succeeds Nate Whaley in the role on an interim basis, pending the appointment of a long-term Chief Financial Officer following the conclusion of an extensive search and vetting process led by Heidrick & Struggles, a leading executive search firm. Mr. Whaley will hold an advisory role with Origin through the end of the year to assist the Company with the search for and onboarding of his successor, ensuring sufficient time for a smooth and successful transition.

Prior to her appointment as interim Chief Financial Officer, Ms. Haley served as Origin’s Senior Vice President of Accounting and Finance, responsible for the Company’s finance and accounting operations. Ms. Haley is an experienced financial professional with a demonstrated history of working in the biotechnology industry and has extensive expertise in budgeting, accounting, corporate financial planning and analysis, and internal controls. Prior to joining Origin, Ms. Haley served as Chief Financial Officer for Arcadia Biosciences, Inc. From June 2005 to January 2023, Ms. Haley held a variety of financial positions with increasing responsibility at Arcadia, including Chief Financial Officer, Controller, Director of Accounting, and Accounting Manager. Ms. Haley earned her Bachelor of Science degree in Accounting from the University of Arizona and is a certified public accountant.

About Origin Materials
Headquartered in West Sacramento, Origin Materials is the world’s leading carbon negative materials company. Origin’s mission is to enable the world’s transition to sustainable materials. For over a decade, Origin has developed a platform for turning the carbon found in inexpensive, plentiful, non-food biomass such as sustainable wood residues into useful materials while capturing carbon in the process. Origin’s patented technology platform can help revolutionize the production of a wide range of end products, including clothing, textiles, plastics, packaging, car parts, tires, carpeting, toys, fuels, and more with a ~$1 trillion addressable market. In addition, Origin’s technology platform is expected to provide stable pricing largely decoupled from the petroleum supply chain, which is exposed to more volatility than supply chains based on sustainable wood residues. Origin’s patented drop-in core technology, economics and carbon impact are supported by a growing list of major global customers and investors.

For more information, visit www.originmaterials.com.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin Materials’ business strategy, estimated total addressable market, ability to enter new end-markets, ability to develop new product categories, commercial and operating plans, and ability to transition smoothly to a new Chief Financial Officer. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Origin Materials and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin Materials. These forward-looking statements are subject to a number of risks and uncertainties, including that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; the uncertainty of the projected financial information with respect to Origin; disruptions and other impacts to Origin’s business as a result of outbreaks such as the COVID-19 pandemic, Russia’s military intervention in Ukraine, the impact of severe weather events, and other global health or economic crises; changes in customer demand; and those factors discussed in the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 9, 2023, under the heading “Risk Factors,” and other documents Origin Materials has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin Materials currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Origin Materials’ expectations, plans, or forecasts of future events and views as of the date of this press release. Origin Materials anticipates that subsequent events and developments will cause its assessments to change. However, while Origin Materials may elect to update these forward-looking statements at some point in the future, Origin Materials specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Origin Materials’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Origin Materials
Investors:
ir@originmaterials.com

Media:
media@originmaterials.com